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EXHIBIT 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REGAL ENTERTAINMENT GROUP

        Regal Entertainment Group, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

        1.    The name of the corporation is Regal Entertainment Group (the "Corporation"). The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 6, 2002.

        2.    The Amended and Restated Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and the restatement herein set forth has been duly adopted pursuant to Section 245 of the Delaware General Corporation Law by the written consent of the Board of Directors of the Corporation in accordance with Section 141(f) of the Delaware General Corporation Law and by the written consent of the Stockholders of the Corporation in accordance with Section 228 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Corporation's Certificate of Incorporation.

        3.    The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE FIRST
NAME OF CORPORATION

        The name of the corporation is Regal Entertainment Group (the "Corporation").

ARTICLE SECOND
REGISTERED OFFICE AND REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE THIRD
PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE FOURTH
CAPITAL STOCK

        A.    The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 750,000,000 shares consisting of: (1) 500,000,000 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), (2) 200,000,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and (3) 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Except as otherwise provided herein, the number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon reclassification or conversion of the Class B Common Stock or any series of Preferred Stock, or upon the exercise of outstanding options, warrants or other instruments or securities outstanding from time to time that are convertible into, or exchangeable for Common Stock or Preferred Stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (or any successor provision thereto). This paragraph A of Article FOURTH shall not in any way limit the provisions of Section 242(b)(1) of the Delaware General Corporation Law other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

        B.    The Board of Directors shall have the full authority permitted by law, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the shares of any such series of Preferred Stock:

          (1)  the designation of such series (which may be by distinguishing number, letter or title), the number of shares to constitute such series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding)) and the stated or liquidation value thereof, if different from the par value thereof;

          (2)  whether the shares of such series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

          (3)  the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of any other class of capital stock or any other series of Preferred Stock;

          (4)  whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series, or upon the occurrence of a specified event and, if so, the times, prices and other terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed and the securities or other property payable on such redemption, if any;

          (5)  the amount or amounts payable on, if any, and the preferences, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

          (6)  whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (7)  whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class of capital stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (8)  the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of any other class of capital stock or any other series of Preferred Stock;

          (9)  the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of capital stock;

          (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class of capital stock or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

          (11) any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such series of Preferred Stock, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation"), to the full extent permitted in accordance with the Delaware General Corporation Law.

        C.    The powers, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

        D.    Subject to the other provisions of this Article FOURTH and actions taken by the Board of Directors pursuant to this Article FOURTH:

          (1)  The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless at the same time a dividend or other distribution, equal to such dividend or distribution, subject to the following proviso, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless at the same time a dividend or other distribution equal to such dividend or distribution, subject to the following proviso, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if a dividend or other distribution payable in shares of any class of Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock shall be declared with respect to the Common Stock, the dividend or other distribution payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be, and the dividend or other distribution payable to holders of Class B Common Stock shall be payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, as the case may be.

          (2)  Except as may be designated by the Board of Directors with respect to any Preferred Stock issued by the Corporation, the voting power of the Corporation shall be exclusively vested in the Common Stock.

          (3)  Holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or series of capital stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or series of capital stock or any other securities now or hereafter authorized and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.

          (4)  The shares of Preferred Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          (5)  The powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions with respect to Class A Common Stock and Class B Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

          (6)  With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, except as may be provided in this Certificate of Incorporation or by applicable law, every holder of Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights that may be granted to holders of any outstanding Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

          (7)  During any period of time that the outstanding shares of Class B Common Stock represent less than a majority of the combined voting power of the outstanding shares of capital stock of the Corporation, no action shall be taken by the stockholders of the Corporation by written consent. During any such period, action shall be taken by the stockholders of the Corporation only at an annual or special meeting of the stockholders of the Corporation called in accordance with the Corporation's Bylaws.

        E.    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of any series of Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests and shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to such distribution. For purposes of this paragraph E of Article FOURTH, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all the assets of the Corporation or a consolidation, merger or other restructuring of the Corporation with or into one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation, merger or other restructuring) shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

        F.    Conversion of shares of Class B Common Stock shall occur as follows:

          (1)  Each outstanding share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one fully paid and non-assessable share of Class A Common Stock.

          (2)  Each share of outstanding Class B Common Stock that is Transferred (as defined below) shall convert automatically into one fully paid and non-assessable share of Class A Common Stock immediately upon such Transfer.

          (3)  In the event of any conversion of shares of Class B Common Stock pursuant to subparagraph (1) or (2) of paragraph F of Article FOURTH, the holder of such shares of Class B

  Common Stock shall promptly surrender the certificate or certificates therefore, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for such shares, and shall give written notice to the Corporation (the "Notice"), at such office: (A) stating that shares of Class B Common Stock have been converted into shares of Class A Common Stock as provided in subparagraph (1) or (2) of paragraph F of Article FOURTH; (B) specifying the subparagraph of paragraph F of Article FOURTH pursuant to which the conversion occurred; (C) identifying the number of shares of Class B Common Stock being converted; and (D) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued, with instructions for delivery thereof. Delivery of such Notice together with the certificates representing the shares of Class B Common Stock shall obligate the Corporation to issue such shares of Class A Common Stock into which such shares of Class B Common Stock are being converted. Thereupon the Corporation or its agent shall promptly issue and deliver to such holder a certificate or certificates representing the shares to which such holder is entitled, registered in the name of such holder or designee as specified in the Notice. The Corporation shall take any and all steps necessary to effect a conversion pursuant to subparagraph (2) of paragraph F of Article FOURTH, notwithstanding any failure by the holder to deliver to the Corporation the Notice or the certificates representing the shares subject to such conversion. The Corporation shall not be obligated to effect a conversion pursuant to subparagraph (1) of paragraph F or Article FOURTH until such time as the holder delivers to the Corporation the Notice and the certificates representing the shares subject to such conversion.

          (4)  If the Corporation in any manner subdivides (by way of stock split, reclassification, stock dividend, recapitalization or otherwise) or combines the outstanding shares of one class of Common Stock at a time when shares of the other class of Common Stock are outstanding, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined. In connection with any such subdivision or combination, each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such subdivision or combination with respect to that number of shares of Class A Common Stock into which each share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such subdivision or combination.

          (5)  To the extent permitted by law, conversion shall be deemed to have been effected as of the date on which conversion was first (A) elected by delivering to the Corporation the Notice and the certificates representing the shares subject to the conversion in the case of subparagraph (1) of paragraph F of Article FOURTH or (B) required under subparagraph (2) of paragraph F of Article FOURTH (such date being the "Conversion Time"). The person entitled to receive shares issuable upon such conversion shall be treated for all purposes as the record holder of such class of shares at and as of the Conversion Time, and the right of such person as a holder of the shares held prior to such conversion shall cease and terminate at and as of the Conversion Time, notwithstanding, (X) in the case of conversion pursuant to subparagraph (2) of paragraph F of Article FOURTH, any failure by the holder to deliver to the Corporation the Notice or the certificates representing the shares subject to conversion, and (Y) in the case of conversion pursuant to either subparagraph (1) or subparagraph (2) of paragraph F of Article FOURTH the Corporation's failure to issue to the holder certificates representing the shares to be held after the conversion has been effected.

          (6)  If (A) any dividend or other distribution has been declared with respect to shares of Class B Common Stock that will be converted into shares of Class A Common Stock pursuant to the provisions of this paragraph F of Article FOURTH, (B) the record date or payment date therefore will be subsequent to such conversion and (C) such dividend or other distribution was declared prior to such conversion, then such dividend or other distribution shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into which such shares of Class B Common Stock shall have been converted (without duplication), and any such dividend or other distribution that shall have been declared on such shares payable in shares of Class B Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, shall be deemed to have been declared, and shall be payable, in corresponding shares of Class A Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be.

          (7)  The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of capital stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of the Class B Common Stock contemplated herein. All such shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue.

          (8)  Each certificate for shares of Class B Common Stock shall bear a legend on the reverse side thereof reading as follows:

    "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph F of Article FOURTH of the Certificate of Incorporation, as amended, of this Corporation. Any person who receives such shares in connection with a transfer that does not meet the qualifications prescribed by paragraph F of Article FOURTH is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B Common Stock shall automatically convert into an equal number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

          (9)  Except for the issuance of any shares of Class B Common Stock pursuant to subparagraph (1) of paragraph D of Article FOURTH, the Corporation shall not reissue or resell any shares of Class B Common Stock that shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or any shares of Class B Common Stock that shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, as determined by the Board of Directors, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

          (10) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock upon any conversion of shares of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not required.

          (11) In connection with any transfer or conversion of any capital stock of the Corporation pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or in connection with the making of any determination referred to in this paragraph F of Article FOURTH:

            (A)  the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in any material respect or that an investigation would disclose facts indicating that such conversion was in violation of subparagraph (3) of paragraph F of this Article FOURTH, in either of which events the Corporation shall (I) make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and (II) have a reasonable time to complete such investigation; and

            (B)  neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted to be taken in good faith.

          (12) For purposes of this paragraph F of this Article FOURTH,

            (A)  "Affiliate" shall mean, as applied to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person. For purposes of the foregoing, "control," when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have the meanings correlative to the foregoing;

            (B)  "Eligible Class B Stockholder" shall mean (I) Anschutz Company, a Delaware corporation, The Anschutz Corporation, a Kansas corporation, Anschutz Investment Fund, LP, a Delaware limited partnership, EN Investment Company, a Colorado corporation, and ACE II LLC, a Delaware limited liability company (including any successors of the foregoing), (II) OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (including any successors thereof) and (III) any Affiliate of those persons provided for in (I) or (II);

            (C)  "Permitted Transfer" shall mean any sale, gift, mortgage, pledge, exchange, assignment or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law), including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance between or among any Eligible Class B Stockholders;

            (D)  a "person" shall mean a corporation, trust, limited liability company, association, partnership, joint venture, organization, business, individual, government (or subdivision thereof), governmental agency or other legal entity; and

            (E)  "Transfer" shall mean a sale, gift, mortgage, pledge, exchange, assignment or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law), including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance but shall not include a Permitted Transfer or a Transfer pursuant to a merger, consolidation or other restructuring of the Corporation with or into one or more entities (whether or not the Corporation is the surviving entity).

ARTICLE FIFTH
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

        The Corporation by this provision hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE SIXTH
BOARD OF DIRECTORS

        A.    The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders following the date on which the Class A Common Stock becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

        B.    Subject to any provisions contained in the Corporation's Bylaws regarding the restrictions on and the conditions to the stockholders' ability to call a meeting of the stockholders of the Corporation, and subject to the next sentence, any director may be removed from office at any time with or without cause, by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class as contemplated under paragraph A of Article FOURTH. During any period of time that the outstanding shares of Class B Common Stock represent less than a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, the directors of the Corporation may be removed by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class as contemplated under paragraph A of Article FOURTH, only for cause and only at a meeting of stockholders of the Corporation called for the purpose in accordance with the Corporation's Bylaws.

        C.    The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

ARTICLE SEVENTH
AMENDMENTS

        A.    The Corporation reserves the right to adopt, repeal, alter or amend any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights, preferences and privileges conferred on stockholders, directors, officers, employees, agents and other persons in this Certificate of Incorporation, if any, are granted subject to this reservation.

        B.    Except where the Board of Directors is permitted by law or by this Certificate of Incorporation to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding shares of Preferred Stock, provisions of this Certificate of Incorporation shall not be adopted, repealed, altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon any proposed amendment of this Certificate of Incorporation (including, without limitation, the provisions of this paragraph B of Article SEVENTH) that would alter or change the relative powers, preferences or participating, optional or other special rights of the shares of such class so as to affect them adversely vis-a-vis the holders of any other class. Any increase or decrease (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock) in the authorized number of shares of any class or classes of capital stock of the Corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock, Class B Common Stock or Preferred Stock.

ARTICLE EIGHTH
LIMITATION ON DIRECTOR LIABILITY; INDEMNIFICATION

        A.    To the fullest extent permitted by the Delaware General Corporation Law as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

        B.    The rights and authority conferred in this Article EIGHTH shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

        C.    Neither the amendment, alteration or repeal of this Article EIGHTH, nor the adoption of any provision inconsistent with this Article EIGHTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration or repeal with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.

        D.    Any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to paragraph E of Article EIGHTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this paragraph D of Article EIGHTH also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware

General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph D of Article EIGHTH or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        E.    If a claim under paragraph D of Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under paragraph D of Article EIGHTH, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE NINTH
AMENDMENTS TO BYLAWS BY THE BOARD OF DIRECTORS

        In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Regal Entertainment Group has caused this Amended and Restated Certificate of Incorporation to be signed by Peter B. Brandow, its Executive Vice President, General Counsel and Secretary, thereunto duly authorized, on this      day of May, 2002.

REGAL ENTERTAINMENT GROUP
By:

Name:	Peter B. Brandow
Title:	Executive Vice President, General Counsel and Secretary

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  EXHIBIT 3.2